                           GLOBAL ENVIRONMENTAL CORP.
                           BEDMINSTER INDUSTRIAL PARK
                             UNIT 1 APPLE TREE LANE
                                  P.O. BOX 1300
                     PLUMSTEADVILLE, PENNSYLVANIA 18949-1300

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 10, 1996


To our Shareholders:

     You are cordially invited to attend the Annual Meeting of Shareholders of GLOBAL ENVIRONMENTAL CORP. (the "Company") to be held on Monday, June 10, 1996, at 10:00 a.m. at the offices of GLOBAL ENVIRONMENTAL CORP., Bedminster Industrial Park, Unit 1 Apple Tree Lane, Plumsteadville, Pennsylvania, for the following purposes:

          1. To elect three directors to serve until the next annual meeting of shareholders;

          2.   To approve auditors for the current fiscal year; and

          3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Only shareholders of record at the close of business on April 24, 1996 will be entitled to notice of and to vote at the Annual Meeting.

     If you do not expect to attend the Annual Meeting in person but wish to have your shares voted, please promptly sign, date and mail the enclosed proxy in the envelope provided in order that your shares may be represented at the Annual Meeting.

                                   By Order of the Board of Directors,




                                   Russell G. Cleveland
                                   Acting Chairman of the Board



Date: April 25, 1996


                            GLOBAL ENVIRONMENTAL CORP.
                           BEDMINSTER INDUSTRIAL PARK
                             UNIT 1 APPLE TREE LANE
                     PLUMSTEADVILLE, PENNSYLVANIA 18949-1300

                                 PROXY STATEMENT

     This proxy statement is furnished to shareholders of GLOBAL ENVIRONMENTAL CORP. (the "Company") in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on Monday, June 10, 1996, at 10:00 a.m. at the offices of GLOBAL ENVIRONMENTAL CORP., Bedminster Industrial Park, Unit 1 Apple Tree Lane, Plumsteadville, Pennsylvania, and at any adjournments thereof.

     The approximate date of mailing of this proxy statement and accompanying proxy is April 24, 1996. If the enclosed form of proxy is duly executed and returned, the shares represented will be voted in accordance with the instructions marked on the proxy. Unmarked proxies will be voted "FOR" the election of the directors named below, "FOR" approval of the auditors named below and in the discretion of the person or persons voting such proxies upon such other business as may properly be considered at the Annual Meeting or at any adjournment thereof.

                                   REVOCATION

     Execution and delivery of the enclosed proxy will not affect the right of any person to attend the Annual Meeting and vote in person. Any shareholder who gives a proxy has the power to revoke it at any time before it is voted by delivery of a written instrument of revocation or a duly executed proxy bearing a later date to the Secretary of the Company or by a request in person to the Secretary of the Company to return the executed proxy. The presence of a shareholder at the Annual Meeting will not operate to revoke a proxy, but the casting of a ballot by a shareholder who is present at the Annual Meeting will revoke a proxy as to the matter on which the ballot is cast.

                              COST OF SOLICITATION

     The cost of soliciting proxies is being borne by the Company. In addition to solicitation by mail, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy statements to their principals, and the Company will reimburse them for their expense in so doing. Officers, directors and employees of the Company may solicit proxies in person or by telephone, but will not receive any additional compensation therefor.

                               CHANGE IN OFFICERS

     Mr. William Rice, President and Chief Executive Officer of Global Environmental Corp. (GEC) has elected to resign in order to pursue other interests. The Board of Directors appreciates his significant contribution in the development and success of (GEC).

     The Board appoints Mr. Lawrence P. Beer as the new President and Chief Executive Officer effective immediately.

                        PROPOSAL 1. ELECTION OF DIRECTORS

     The Board of Directors proposes the election of Lawrence P. Beer, Russell G. Cleveland and W. Lee Pryor III to serve on the Company's Board of Directors until the next Annual Meeting of Shareholders and until their respective successors are duly elected and qualify. Although the holders of the Series B Preferred Stock are entitled to vote as a separate class to elect one director to the Board, Renaissance, the sole holder of the Series B Preferred Stock, has advised the Company that it has elected to waive this right with respect to the 1996 Annual Meeting.

     The following table provides certain information concerning the directors and sole executive officer of the Company.

                                                     PRESENT TERM  DIRECTOR
NAME                   AGE  POSITION                     EXPIRES   SINCE
- ----                   ---  --------                 ------------  --------

William V. Rice        (57) President, Chief Executive     1996   1988
                            Officer & Treasurer(1)
                            Resigned 04-09-96

Lawrence P. Beer       (59) President and Chief
                            Executive Officer(4)

W. Lee Pryor III       (62) Director(2)                    1996   1993

Russell G. Cleveland   (57) Director(3)                    1996   1991

(1) William V. Rice has been a director, the President, Chief Executive Officer and Treasurer of the Company since August 1, 1988 and the acting Chief Financial Officer of the Company since January 1994. From 1987 to 1988
     Mr. Rice was involved in the start up of the Company. From 1986 to 1987 Mr. Rice served as Chairman and Chief Executive Officer of Filcon Technology, Inc., and from 1979 to 1985 Mr. Rice was Vice President of International Operations for U.S. Filter Systems Inc. Filcon
     Technology, Inc. and U.S. Filter Systems Inc. engineer, manufacture and market environmental pollution control equipment and systems using filtration and conveying processes.

(2) W. Lee Pryor III was first elected to the Board of Directors in April 1993. Mr. Pryor has owned and operated Corporate Investment Resources
     Associates, a financial services company, since January 1995. Mr. Pryor was Chairman of Prism Group, Inc., a diskette duplication manufacturing company, from 1992 to January 1995. He also served as the Managing Director of Warren Management Consultants, a consulting and executive search firm, from 1990 to 1991. Mr. Pryor was Chief Executive Officer of Manufacturing Solutions, Inc. (formerly Applicon Corporation), a manufacturer of computer workstations and other electronic and computer peripheral devices, from 1988 to 1990. Mr. Pryor is presently a member of the Board of Trustees of Kent School, a member of the Board of The National Defense University, and a Trustee of the Institute of International Education. Mr. Pryor currently serves as a director of World View, a multi-media CD ROM publisher, MacSimmum, a distributor of Apple and MacIntosh add-on peripherals and Apollo III, an equity investment company.

(3) Russell G. Cleveland, a chartered financial analyst, became a director of the Company in April 1991. Mr. Cleveland has for the past five years been a director, officer and shareholder of Renaissance Capital Group, Inc., which is the managing general partner of Renaissance Capital Partners, Ltd., a business development company, and Renaissance Capital
     Partners II, Ltd., a business development company.    Mr. Cleveland is a
     director of Greiner Engineering, an engineering company, Unico, Inc., a direct mail advertising company, International Movie Group, Inc., an independent foreign distributor of American films, Biopharmaceutics, Inc., a manufacturer of over-the-counter generic and prescription drugs, and Renaissance Growth and Income Fund III, a closed-end investment company.

(4) Lawrence P. Beer has 36 years of experience including 4 years in State Government, 2 years as the first Environmental Director of a U.S. electric utility, 5 years as a management consultant, and 23 years starting up, turning around and/or managing environmental, engineering and management consulting firms, computer/systems-software companies, an electric utility, manufacturing operations and an entertainment center. He has experience in developing a significant return on investment for the shareholders of several successful U.S. companies.

     If either Mr. Beer, Mr. Cleveland or Mr. Pryor becomes unavailable to accept election as a director, the persons named in the enclosed proxy will vote "FOR" the election of a substitute recommended by the Board of Directors. The Company, however, has no reason to believe that any nominee will be unavailable.

     The Company's Board of Directors met two times during the fiscal year ended October 31, 1995.

     The Company does not have an audit, nominating or compensation committee of the Board of Directors.

     The Company pays a board meeting attendance fee of $750 plus reimbursement of expenses to directors who are not employees of the Company.

     Directors are elected by a plurality of the votes cast. Abstentions and broker non-votes will not be treated as votes cast.

                  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                    A VOTE "FOR" THE ELECTION OF ITS NOMINEES


                        PROPOSAL 2. APPROVAL OF AUDITORS

     The Board of Directors has selected the firm of Rudolph, Palitz, independent public accountants, to audit the Company's accounts for the fiscal year ending October 31, 1996. Rudolph, Palitz has audited the Company's financial statements for the prior year.

     It is expected that one or more representatives of Rudolph, Palitz will be present at the Annual Meeting to answer appropriate questions and to make a statement if they so desire. A majority of the votes cast is required for approval of the auditors. Abstentions and broker non-votes will not be treated as votes cast.

                  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                  A VOTE "FOR" THE APPROVAL OF RUDOLPH, PALITZ
                    AS THE COMPANY'S AUDITORS FOR FISCAL 1996


                                VOTING SECURITIES

     The holders of the common stock of the Company are entitled to one vote per share on all matters. The holders of the Company's 10% Cumulative Convertible Senior Preferred Stock (the "10% Preferred Stock") and of the Company's Series B Cumulative Convertible Senior Preferred Stock (the "Series B Preferred Stock") are entitled to vote together as a single class with the holders of the common stock on all matters submitted to the holders of the common stock, with each holder of Preferred Stock entitled to one vote per share of common stock into which each share of Preferred Stock is convertible. The holders of the Series B Preferred Stock are also entitled to vote as a separate class to elect one director to the Board of Directors, but such right has been waived by the sole holder of the Series B Preferred Stock with respect to the 1996 Annual Meeting.

     Only shareholders of record at the close of business on April 24, 1996 (the "record date") will be entitled to notice of and to vote at the Annual Meeting. The outstanding voting securities of the Company as of the record date consisted of 2,416,941 shares of common stock, par value $.0001 per share, 7,300 shares of 10% Preferred Stock, par value $.001 per share (which are currently convertible into 1,460,000 shares of common stock), and 16,000 shares of Series B Preferred Stock, par value $.001 per share (which are currently convertible into 3,200,000 shares of common stock). The presence in person or by proxy of the holders of a majority of the Company's voting securities will constitute a quorum at the Annual Meeting.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth, as of March 19, 1996, information concerning the Company's common stock beneficially owned by (a) each person or group known to the Company to be the beneficial owner of more than 5% of the Company's voting securities, (b) each director and executive officer of the Company, and (c) all directors and executive officers of the Company as a group. The outstanding voting securities of the Company as of the record date consisted of 2,369,565 shares of common stock, 7,550 shares of 10% Preferred Stock (which are currently convertible into 1,510,000 shares of common stock), and 16,000 shares of Series B Preferred Stock (which are currently convertible into 3,200,000 shares of common stock), all of which vote together as a single class on all matters submitted to the holders of the Company's common stock except in certain limited instances. See "-Change in Control." Except as otherwise indicated, each person named or included in a group has sole voting and investment power with respect to his or its voting securities.

NAME AND ADDRESS
OF BENEFICIAL OWNER                     BENEFICIAL        PERCENT OF
OR IDENTITY OF GROUP                    OWNERSHIP        COMMON STOCK(1)
- --------------------                    ----------       ---------------
Renaissance Capital Partners, Ltd.      3,400,000(2)         58.9%
8080 N. Central Expressway
Suite 210-LB 59
Dallas, TX  75206-1857

William V. Rice, former Director          717,000(3)         27.9%
and Executive Officer
c/o Global Environmental Corp.
Unit 1 Apple Tree Lane
Plumsteadville, PA  18949

Russell G. Cleveland, Director             40,000(4)          1.7%

William L. Pryor III, Director             25,000(5)          1.0%

All executive officers and directors
as a group (three persons)                782,000(6)         30.1%

____________________

(1) Common Stock which is not outstanding but which a person has the right to acquire within 60 days of the record date are considered as common stock outstanding for purposes of computing the percentage of common stock owned by such person, but such common stock is not deemed outstanding for purposes of computing the percentage of common stock owned by any other person.

(2) Represents (i) 200,000 shares of common stock currently issuable upon conversion of 1,000 shares of the Company's 10% Preferred Stock and (ii) 3,200,000 shares of common stock currently issuable upon the conversion of 16,000 shares of the Company's Series B Preferred Stock.

(3) Includes 200,000 shares of common stock issuable upon exercise of options granted to Mr. Rice under the Company's Stock Option Plan.

(4) Does not include 3,400,000 shares of the Company's common stock issuable to Renaissance Capital Partners, Ltd. upon the conversion of 1,000 shares of the Company's 10% Preferred Stock and 16,000 shares of the Company's Series B Preferred Stock described in note (2) above. Mr. Cleveland is a director, officer and principal shareholder of Renaissance Capital Group Inc., the managing general partner of Renaissance Capital Partners, Ltd., and may be deemed to share voting and investment control over such shares.

(5) Represents 25,000 shares of common stock issuable upon exercise of options granted to Mr. Pryor under the Company's Stock Option Plan.

(6) Includes 225,000 shares of common stock issuable upon exercise of options granted under the Company's Stock Option Plan, but does not include 3,400,000 shares of common stock currently issuable upon the conversion of the 10% Preferred Stock and the Series B Preferred Stock held by Renaissance Capital Partners, Ltd. described in note (2) above, over which Mr. Cleveland may be deemed to share voting and investment control.

     All of the outstanding shares of the Company's Series B Preferred Stock are beneficially owned by Renaissance Capital Partners, Ltd. Renaissance also beneficially owns 1,000 shares (approximately 13%) of the Company's 10% Preferred Stock. Mr. Cleveland, by virtue of his position at Renaissance described in note 4 to the table, may be deemed to share voting and investment control over all of the preferred stock owned by Renaissance. No other director or officer of the Company owns any shares of the Company's 10% Preferred Stock and the Company is not aware of any person holding more than 5% of the Company's 10% Preferred Stock.

CHANGE IN CONTROL

     Renaissance Capital Partners, Ltd. ("Renaissance") acquired control of the Company on December 31, 1994 pursuant to a Purchase Agreement with the Company (the "Purchase Agreement") under which Renaissance exchanged $1,600,000 principal amount of the Company's 12.5% Convertible Debentures (the "Debentures") for 16,000 shares of the Company's Series B Preferred Stock. The Company also issued Renaissance a 10% Term Note due December 31, 1997 in the principal amount of $211,635.40 (representing interest on the Debentures accrued through September 30, 1994) and paid Renaissance $50,000 (representing interest on the Debentures from October 1, 1994 through December 31, 1994). Prior to the exchange transaction, the Debentures were convertible any time at the option of Renaissance, at a price of $.70 per share, into approximately 2,285,714 shares of common stock of the Company. Until the conversion of the Debentures into common stock, however, Renaissance had no power to vote the shares of Common Stock into which the Debentures were convertible.

     As the holder of Series B Preferred Stock, Renaissance currently may convert such shares into common stock at the rate of $.50 per share. The terms of the Series B Preferred Stock provide that the holders of such shares shall vote together as a single class with the holders of the common stock and the 10% Preferred Stock on matters submitted to the vote of the common stock holders (except as provided in the next paragraph), and the holders of the Series B Preferred Stock are entitled to cast the number of votes equal to the number of shares of common stock into which the shares of Series B Preferred Stock are then convertible. Therefore, at current conversion rates, 16,000 shares of Series B Preferred Stock and the 1,000 shares of 10% Preferred Stock currently owned by Renaissance represent approximately 48% of the voting power represented by the outstanding voting securities of the Company.

     In addition, the holders of the Series B Preferred Stock currently may vote as a separate class on (i) the amendment of any of the terms of the Series B Preferred Stock; (ii) the authorization, creation, issuance or sale of any class or series of capital stock ranking senior to or on parity with the Series B Preferred Stock as to dividends or liquidation preference; (iii) the merger of the Company into, or consolidation of the Company with, or sale of all or substantially all of the assets of the Company to, another person or entity; (iv) any of the matters described in Section 9 of Exhibit A to the Certificate of Amendment to the Certificate of Incorporation of the Company, which specifies the terms of the Series B Preferred Stock; and (v) the election of a majority of the Board of Directors of the Company if (1) all shares of the Series B Preferred Stock have not been redeemed or converted by October 31, 1999 or (2) a default occurs under the Purchase Agreement and remains uncured for 12 consecutive months. The affirmative vote of the holders of not less than sixty-six and two-thirds percent (66-2/3%) of the outstanding shares of Series B Preferred Stock is necessary to authorize any of the transactions referenced in this paragraph.

     The Purchase Agreement entitles Renaissance, as the holder of all shares of the Series B Preferred Stock, to elect one member of the Board of Directors of the Company. Renaissance has advised the Company that it has waived such right with respect to the 1996 Annual Meeting. Such right survives as long as Renaissance holds shares of the Series B Preferred Stock or unregistered common stock issued upon conversion of such preferred shares.

                             EXECUTIVE COMPENSATION

     The Company's executive officers are appointed by the Board of Directors and, except as described herein, hold office at the pleasure of the Board until their successors are appointed and have qualified. The following table sets forth certain information concerning the compensation paid or accrued by the Company for services rendered during the past three fiscal years ended October 31 by the Company's sole executive officer.

                           SUMMARY COMPENSATION TABLE

                                             ANNUAL COMPENSATION
                                             -------------------

                                      COMMON STOCK
NAME AND                              UNDERLYING     OTHER ANNUAL  ALL OTHER
PRINCIPAL POSITION    YEAR  SALARY    OPTIONS        COMPENSATION  COMPENSATION
- ------------------    ----  ------    ------------   ------------  -----------

William V. Rice,      1995  $140,708  200,000 shares  $7,547(1)     $8,895(2)
former President &    1994    96,250  200,000 shares  $7,547(1)     $8,543(3)
Chief Executive       1993    60,625  200,000 shares  $7,547(1)     $8,114(4)
Officer
___________________

(1) Represents lease payments and automobile insurance paid by the Company for a car provided for the use of Mr. Rice.

(2) Of the total $8,895 paid to Mr. Rice, the Company paid $7,181 (amount based on two-thirds of the total cost of the policy) for term life insurance on Mr. Rice in the amount of $1.5 million. The policy provides that the Company will receive one-third of any proceeds from the policy and Mr. Rice's beneficiary will receive two-thirds of any such proceeds. An additional $1,714 was paid by the Company to the account of Mr. Rice as a matching contribution under the Company's Tax Savings Investment Plan (the "TSIP").

(3) Of the total $8,543 paid to Mr. Rice, the Company paid $7,181 (amount based on two-thirds of the total cost of the policy) for term life insurance described in footnote (2) above. An additional $1,362 was paid by the Company to the account of Mr. Rice as a matching contribution under the TSIP.

(4) Of the total $8,114 paid to Mr. Rice, the Company paid $7,181 (amount based on two-thirds of the total cost of the policy) for term life insurance described in footnote (2), above. An additional $933 was paid by the Company to the account of Mr. Rice as a matching contribution under the TSIP.

     During the Company's fiscal year ended October 31, 1995, the Company adjusted the exercise price of stock options previously awarded to William Rice, the Company's former President and Chief Executive Officer, through the cancellation of outstanding options and the making of a replacement grant. The table below sets forth certain information concerning the repricing of options held by any executive officer of the Company that occurred at any time during the last ten fiscal years of the Company, including the re-pricing of Mr. Rice's options that occurred in fiscal 1995.

                                                                                 Length of
                               Number of     Market       Original                Original
                                 Shares     Price of      Exercise               Option Term
                               Underlying   Shares at     Price at      New       Remaining
                     Date of    Options      Time of        Time      Exercise     at Date
     Name           Repricing   Repriced    Repricing   of Repricing   Price     of Repricing
     ----           ---------  ----------   ---------   ------------  --------   ------------

William V. Rice     12/28/94    100,000        .25          1.27         .30       05/21/00
 President & CEO    12/28/94    100,000        .25          0.48         .30       02/04/01
 (former)


     On December 28, 1994, the Board of Directors approved the repricing of all the employee stock options. The Company has experienced very difficult times during the last several years and in order to retain and incentivize Key personnel without incurring higher period expenses, it was decided to reprice the option exercise price as per the current stock value.

     The following table sets forth information concerning stock options awarded to the former named executive officer during the Company's fiscal year ended October 31, 1995. No stock appreciation rights were granted to the named former executive officer in such year. The following table sets forth certain information concerning the number of stock options held by the named former executive officer as of October 31, 1995. No stock options were exercised during the fiscal year ended October 31, 1995.

                           AGGREGATED OPTION EXERCISES
                             IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES

                      Number of Securities           Value of Unexercised
                  Underlying Unexercised Options     In-the-Money Options
                     at Fiscal Year-End(#)            at Fiscal Year-End
                  ------------------------------    ---------------------
Name                Exercisable  Unexercisable      Exercisable  Unexercisable
- ----                -----------  -------------      -----------  -------------

William V. Rice       200,000           0           12,000 (1)         0
________________

(1) Based upon the difference between the average closing stock price of the Company's common stock on October 31, 1995 of approximately $.41 and the exercise price of $.35 per share for options to purchase 100,000 shares of common stock.






     Mr. Rice had a five-year employment agreement expiring April 15, 1996, which is automatically renewable for successive one-year terms, unless otherwise canceled 60 days prior to the end of the initial term or any successive term. The contract requires a salary of approximately $115,500 per annum with an increase each year of not less than 5% of the prior year's salary. The agreement provides for a bonus payment of up to 35% of base compensation, the amount of which bonus will be based upon the realization by the Company of certain levels of pre-tax income. Under the agreement, Mr. Rice may elect to require the Company to provide life insurance for him in the amount of up to $1,000,000. The agreement may be terminated by the Company for certain events constituting "cause," upon death, or upon disability. Upon disability, Mr. Rice would receive fifty percent of his base salary for the remaining term of the agreement. Upon death, his beneficiary would receive fifty percent of his base salary for a period of twelve months. If the Company discharges Mr. Rice (other than a discharge for "cause" or a discharge as a result of his disability) or if he terminates the agreement because of the Company's breach, he is entitled to the salary due him for the remaining term of the agreement and is entitled to continue to receive employee benefits provided under the agreement through the end of the then-current year. Effective April 9, 1996, Mr. Rice resigned his position as Chairman of the Board, Chief Executive Officer and President.

     The severance package and terms of payment are presently being negotiated.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Mr. Rice has personally guaranteed payment of up to $125,000 of the Company's obligations under its bank credit facility.

     On April 25, 1991, the Company issued to Renaissance a convertible debenture (the "1991 Debenture") in the principal amount of $1,250,000 which was then convertible into the Company's common stock at a conversion price of $.90 per share. The 1991 Debenture bore interest at the rate of 12.5% per annum. The principal of the 1991 Debenture was repayable in quarterly installments of $40,000 each, beginning on July 1, 1994, and was payable in full at maturity on March 31, 1998. The conversion price of the 1991 Debenture was reduced to $.70 per share in December 1992.

     On December 30, 1992, the Company issued to Renaissance a second convertible debenture in the amount of $350,000 (the "1992 Debenture"). The 1992 Debenture bore interest at an annual rate of 12.5%. The principal of the 1992 Debenture was repayable in quarterly installments of $10,500 each, beginning on July 1, 1994, and was payable in full at maturity on March 31, 1998. The 1992 Debenture was convertible into the Company's common stock at a conversion price of $.70 per share.

     On December 31, 1994, Renaissance exchanged the Debentures for 16,000 shares of the Company's Series B Preferred Stock. The Company also issued Renaissance a 10% Term Note due December 31, 1996 in the principal amount of approximately $211,635 for unpaid accrued interest on the Debentures and paid Renaissance $50,000 (representing interest on the Debentures from October 1, 1994 through December 31, 1994). Renaissance currently may convert the Series B Preferred Stock into 3,200,000 shares of the Company's common stock at the rate of $.50 per share, subject to adjustment. See "PRINCIPAL SHAREHOLDERS - Change in Control."

     Renaissance may vote the Series B Preferred Stock together with the holders of the common stock and the 10% Preferred Stock as a single class on all matters submitted to the vote of the common stockholders, and is entitled to cast the number of votes equal to the number of shares into which the Series B Preferred Stock is then convertible. In addition, Renaissance, as the sole holder of the Series B Preferred Stock, has the right to vote separately as a class to elect one member of the Board of Directors and on certain other matters.

                              SHAREHOLDER PROPOSALS

     Shareholders wishing to submit proposals for inclusion in the Board of Director's proxy statement for the next Annual Meeting of Shareholders must submit their proposals to be received by the Company no later than December 7, 1996.

     Management is not aware of any other business to be presented for consideration at the Annual Meeting, but if any other business should arise before the Annual Meeting, the persons named in the enclosed proxy will vote on such business as management recommends.

                   AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

     THE COMPANY HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ITS ANNUAL REPORT ON FORM 10-K. SHAREHOLDERS WISHING TO RECEIVE A COPY OF THE COMPANY'S 1995 FORM 10-K MAY RECEIVE IT WITHOUT CHARGE BY WRITING TO LAWRENCE
P. BEER, CHIEF EXECUTIVE OFFICER, GLOBAL ENVIRONMENTAL CORP., BEDMINSTER INDUSTRIAL PARK, UNIT 1 APPLE TREE LANE, PLUMSTEADVILLE, PENNSYLVANIA 18949-1300.

     The Company's Annual Report to Shareholders for the fiscal year ended October 31, 1995, accompanies this Proxy Statement. The Annual Report to Shareholders is neither proxy soliciting material nor a communication with respect to a solicitation.

                                        By Order of the Board of Directors,



                                        Russell G. Cleveland
                                        Acting Chairman of the Board

                          GLOBAL ENVIRONMENTAL CORP.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints RUSSEL G. CLEVELAND the proxy of the undersigned, with full power of substitution, to vote as indicated below all voting securities of GLOBAL ENVIRONMENTAL CORP. held of record by the undersigned on April 24, 1996 date at the Annual Meeting of Shareholders of GLOBAL ENVIRONMENTAL CORP. to be held at the offices of GLOBAL ENVIRONMENTAL CORP., Bedminster Industrial Park, Unit 1 Apple Tree Lane, Plumsteadville, Pennsylvania on June 10, 1996 at 10:00 a.m., and any and all adjournments thereof. This proxy revokes previously given.

1. ELECTION OF DIRECTORS

  FOR all nominees listed below                  WITHHOLD AUTHORITY to vote for
  (except as marked to the contrary below) / /   all nominees listed below / /

            LAWRENCE P. BEER, RUSSELL G. CLEVELAND, W. LEE PRYOR III

   INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
                STRIKE OUT THAT NOMINEE'S NAME.

2. PROPOSAL: To ratify the appointment of Rudolf, Palitz as the Company's auditors.
                    / / FOR        / / AGAINST     / / ABSTAIN

3. To vote, in his discretion, upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

                               (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

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UNLESS OTHERWISE INDICATED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF
MANAGEMENT NOMINEES, "FOR" PROPOSAL 2, AND OTHERWISE AT THE DISCRETION OF THE PROXY.

         PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY.

/ / I plan to attend the Annual Meeting.      Dated:                     ,1996
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                                                    Signature of Shareholder(s)

                                              Please sign exactly as your name
                                              or names appear on this proxy.
                                              Joint owners should both sign.
                                              Executors, administrators,
                                              trustees, guardians, attorneys
                                              and other signing in a
                                              representative capacity should
                                              give their full title.
                                              Corporations or partnerships
                                              should sign the full corporate
                                              or partnership name by a duly
                                              authorized officer or person.